Exhibit (c)(12)

HL.com Project Apple Discussion Materials February 23, 2016 Confidential PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

Project Apple Disclaimer 1 These materials are preliminary and subject to revision, further due diligence and updated perspectives on the proposed transaction, ARROW, AMY and other potential transaction parties, including with respect to ARROW management?s financial forecasts and estimates reflected or utilized herein, which forecasts and estimates have not yet been finalized and are subject to further review and discussion. Accordingly, information included in these materials may require substantial revision to reflect further diligence, input of the Special Committee regarding such financial forecasts and estimates (assumptions, sensitivities or otherwise), changes in market conditions and other factors as ARROW management, the Special Committee and/or Houlihan Lokey may deem appropriate. In addition, certain illustrative scenarios or implied data reflected herein are for informational or indicative purposes only. Houlihan Lokey expresses no view or opinion as to the likelihood of achieving any future results indicated by these illustrative scenarios or otherwise. Actual future results are affected by many factors, which may be significantly more or less favorable than the results indicated by such illustrative scenarios or the methodologies utilized herein. PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Overview of Proposed Transaction PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Background AMY (or the Target) is a residential mortgage REIT externally managed by ARM Manager, an indirect subsidiary of Apollo Global Management AMY invests, on a levered basis, in residential mortgage assets, including agency MBS and nonagency MBS (among other mortgage assets) AMY has total assets of $3.66bn (which are primarily carried at estimated fair value) funded by repurchase agreements as well as $173mm of 8.0% cumulative preferred and $522mm of common equity AMY currently trades at $9.93 per share or approximately 0.61x of 12/31/15 estimated book value and has traded below book value since May 13, 2013 ARROW (or the Acquiror) is a commercial mortgage REIT externally managed by ACREFI Management, an indirect subsidiary of Apollo Global Management ARROW originates, acquires, invests in and manages performing commercial first mortgages, subordinate financings and CMBS (among other debt investments) ARROW has total assets of $2.7bn funded by repurchase agreements and senior debt as well as $286mm of cumulative preferred and $1.1bn of common equity ARROW currently trades at $16.24 per share or approximately 1.00x of 12/31/15 book value Overview of Proposed Transaction 3 AMY ARROW ATLAS ATLAS is an $80bn asset life insurance holding company primarily focused on issuing or reinsuring fixed and indexed annuities ATLAS is affiliated with Apollo Capital Management Source: Public filings, AMY data room / preliminary Form 10-K, SNL Financial, Capital IQ Note: Financial data as of December 31, 2015; market data as of February 19, 2016 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Transaction Overview Overview of Proposed Transaction 4 Description Acquisition by ARROW of 100% of AMYs outstanding common stock for 0.8775x common book value (the Common Merger Consideration), which represents a 44.9% premium to AMYs February 19, 2016 closing stock price of $9.93 per share (1) The Common Merger Consideration will consist of approximately 13.0 million newly issued shares of ARROW common stock valued at $16.21 per share (1.00x December 31, 2015 common book value) (a (0.2)% discount to ARROWs February 19, 2016 closing stock price) with the balance paid in cash ARROW will also assume AMYs outstanding 8.0% Series A Cumulative Redeemable Preferred Stock Upon completion of the transaction, ARROW plans an orderly liquidation / sale of AMYs assets such that the transaction effectively serves as a synthetic capital raise for ARROW on terms that are more attractive than a regular way follow-on capital offering (equity and preferred) The acquisition does not represent a change in strategy to include residential mortgage assets As part of the transaction, ARROW will enter into an agreement with ATLAS pursuant to which ATLAS will initially fund (via loan) and subsequently acquire (for cash) the majority of AMYs non-agency mortgage assets (representing $1.26bn or 34.5% of AMYs total assets) The ATLAS agreement both reduces ARROWs total risk exposure and removes a key financing contingency as part of the transaction Source: Public filings, AMY data room / preliminary Form 10-K, SNL Financial, Capital IQ Note: Financial data as of December 31, 2015; market data as of February 19, 2016 (1) Based on AMY 12/31/15 common book value per share of $16.40 (2) Based on ARROW 13.0mm common shares multiplied by $16.21 per share common book value as of December 31, 2015 (3) 0.8775x AMY 12/31/15 common book value of $522.4mm Sources ($MM) Uses ($MM) ARROW Common Stock (2) $211 Purchase of AMY Common (3) $458 Acquisition Financing 200 Excess Cash 48 Sub Total $458 Sub Total $458 Assumption of Preferred Stock 173 Preferred Stock 173 Total $631 Total $631 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

AMY Selected Transaction Terms Overview of Proposed Transaction 5 Source: Draft, dated February 21, 2016, of Agreement and Plan of Merger Structure Merger of wholly owned subsidiary of ARROW with and into AMY and subsequent merger of AMY with and into ARROW Merger Consideration 87.75% of common book value, as of Pricing Date, for AMY common stock Consideration consisting of 13.0 million newly issued shares of ARROW common stock valued at $16.21 (1.0x book value as of 12/31/15), with balance of consideration, or approximately $247.7mm using AMYs 12/31/15 balance sheet (subject to change as of the Pricing Date), payable in cash Pricing Date As of the Pricing Date, AMY common book value will be determined based on the most recent month-end in accordance with typical quarter-end accounting procedures and subsequently adjusted for intra-month price changes No common dividends may be declared or paid following the Pricing Date except: A special dividend reasonably believed by AMYs board of directors to be necessary to maintain its REIT status (which, if paid, would reduce the cash portion of the Common Merger Consideration on a dollar-for-dollar basis) Risk Mitigation Mutually consider various hedging strategies to limit volatility of market value of selected assets, primarily focused on agency portfolio, from Pricing Date through closing date Repurchase Agreements Mutually agree upon strategy to consolidate MRAs with selected list of counterparties, arrange for payoff of MRAs relating to selected nonagency assets, including arranging for repo termination dates to be coordinated with closing date Go-Shop Provision 35-day go-shop period following signing during which AMY will be permitted to solicit alternative acquisition proposals Certain Required Approvals Majority of AMY common stockholders (excluding Manager and other Apollo-affiliated shareholders) No vote of AMY preferred stockholders required Not subject to vote of ARROW common shareholders Break-up Fees 1.5% of Common Merger Consideration if alternative acquisition proposal is received during go-shop period 2.5% of Common Merger Consideration if alternative acquisition proposal is received after the go-shop period Outside Date Six months after signing, subject to one two-month extension PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

AMY Overview PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

0 1,000 2,000 3,000 4,000 5,000 $9.00 $13.00 $17.00 $21.00 $25.00 Feb-13 May-13 Aug-13 Nov-13 Feb-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Volume (000s) Closing Stock Price ($) AMY Overview AMY Historical Trading Data Overview AMY Stock Price Source: AMY public filings, SNL Financial, Capital IQ Note: Market data as of February 19, 2016 $9.93 7 Current (02-19-2016) $9.93 Stock Price 3-Year 1-Year 30-Day High (intraday) $22.95 $16.50 $10.95 Mean 15.88 13.96 10.30 Low (intraday) 9.57 9.57 9.57 Avg. Daily Volume 348,602 248,117 329,870 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x AMY Overview AMY Historical Trading Data Overview (cont) 8 AMY Dividend Yield (%) (2) AMY Price / Book Value (1) AMY has traded at a discount to book value since May 13, 2013 0.58x 19.3% Source: AMY public filings, SNL Financial, Capital IQ Note: Financial data as of September 30, 2015; market data as of February 19, 2016 (1) Closing price / reported common book value per share (2) Latest dividend per share annualized / last closing price Current Price / Book (02-19-2016) 0.58x Price / Book 3-Year 1-Year High (intraday) 1.07x 0.86x Mean 0.83 0.76 Low (intraday) 0.56 0.56 Current Div. Yield (02-19-2016) 19.3% Dividend Yield 3-Year 1-Year High 19.9% 19.9% Mean 12.5% 13.9% Low 9.2% 11.3% PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

19.3% 13.9% 12.2% 12.0% 16.5% 12.1% 13.3% 15.1% 15.5% 13.9% 15.7% 11.2% 10.9% 20.4% 19.7% 13.2% 22.3% 15.7% 11.7% 0.0% 6.0% 12.0% 18.0% 24.0% 30.0% AMY TWO MFA MTGE MITT NLY AGNC CIM IVR HTS PMT RWT CMO ARR NYMT ANH WMC DX ZFC Price / Book and Dividend Yields Selected Residential Mortgage REITs AMY Overview 9 Price / Book Value (1) Dividend Yield (2) Tier 1 Tier 2 Tier 1 Tier 2 Source: Public filings, SNL Financial, Capital IQ Note: Financial data as of most recent date publicly available; market data as of February 19, 2016 (1) Price per share / most recent reported common book value per share (2) Latest dividend per share annualized / last closing price 0.58x 0.74x 0.88x 0.68x 0.63x 0.83x 0.80x 0.81x 0.59x 0.67x 0.59x 0.68x 0.84x 0.69x 0.71x 0.73x 0.78x 0.79x 0.75x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x AMY TWO MFA MTGE MITT NLY AGNC CIM IVR HTS PMT RWT CMO ARR NYMT ANH WMC DX ZFC Averages Tier 1 0.73x Tier 1 & 2 0.73x Averages Tier 1 13.7% Tier 1 & 2 14.7% PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Illustrative AMY Retained $ millions Securitized Loans Agency Other Mortgage Corporate Total cash $203.8 $203.8 $203.8 Investments Residential mortgage-backed securities 3,061.6 (1,197.2) 1,864.4 1,864.4 SBO IOs 2.9 2.9 2.9 SBCMBS 64.6 (64.6)— STACR 47.2 47.2 47.2 CAS 51.4 51.4 51.4 Securitized mortgage loans 167.6 167.6 167.6 Seller financing 45.2 45.2 45.2 Total investments $3,440.6 ($1,261.8) $2,178.8 $167.6 $1,864.4 $146.8 $0.0 Other assets 18.6 18.6 18.6 Total assets $3,663.0 ($1,261.8) $2,401.2 $167.6 $1,864.4 $146.8 $222.4 Borrowings under repurchase agreements $2,898.3 ($1,012.2) 1,886.1 $90.3 $1,719.5 $76.4 Other debt 19.0 19.0 19.0 Other liabilities 50.9 50.9 50.9 Total liabilities $2,968.2 ($1,012.2) $1,956.0 $109.2 $1,719.5 $76.4 $50.9 Preferred stock $172.5 $172.5 $172.5 Common equity 522.4 (249.6) 272.7 58.4 144.9 70.4 (1.0) Total equity $694.9 ($249.6) $445.2 $58.4 $144.9 $70.4 $171.5 Total liabilities and equity $3,663.0 ($1,261.8) $2,401.2 $167.6 $1,864.4 $146.8 $222.4 Total equity / total assets 19.0% 19.8% 18.5% 34.8% 7.8% 48.0% 77.1% Debt / common equity 5.6x NM 7.0x 1.9x 11.9x 1.1x NM AMY 12/31/15 (1) Less ATLAS Assets AMY Pro Forma Acquired Assets (1) ? For illustrative purposes, set forth below is AMY?s estimated balance sheet allocated by major asset class as of December 31, 2015 Estimated AMY Allocated Balance Sheet Illustrative AMY Overview Source: AMY data room / preliminary Form 10-K Note: Financial data as of December 31, 2015 Note: ?NM? means Not Meaningful (1) Carrying value of assets, excludes purchase discount 1 2 3 4 5 6 7 10 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

AMY Portfolio Overview PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

AMY Asset and Broker Quote Overview AMY Portfolio Overview 12 Source: AMY pricing file as of December 31, 2015 Note: Weighted averages are weighted by market value Note: ?N/A? means not available Type Count Face ($mm) WAvg Issue Date WAvg Coupon (%) Avg Broker Price (%) Broker MV ($mm) % of Total Broker MV Avg Position Size (MV, $mm) Agency Pass-throughs 63 $ 1,709.6 Sep-14 3.6 105.3 $ 1,800.2 51.7% $ 28.6 Agency Derivatives 19 603.5 Nov-13 3.1 10.6 64.1 1.8% 3.4 Agency Derivatives—TBAs 1 100.0 N/A 3.5 103.2 103.2 3.0% 103.2 Agency Sub-Total 83 $ 2,413.1 Aug-14 3.6 81.5 $ 1,967.6 56.5% $ 23.7 Non-Agency RMBS 220 1,395.9 Nov-06 1.7 85.8 1,197.2 34.4% 5.4 SBO IOs 1 27.5 Sep-15 2.3 10.6 2.9 0.1% 2.9 SBCMBS 7 76.3 Jan-07 1.0 84.7 64.6 1.9% 9.2 STACR 6 48.5 May-14 3.8 97.3 47.2 1.4% 7.9 CAS 3 55.3 Dec-14 4.0 93.0 51.4 1.5% 17.1 Non-Agency Securitization 4 180.4 Feb-14 5.6 82.6 148.9 4.3% 37.2 Non-Agency Sub-Total 241 $ 1,783.9 Feb-08 2.2 84.8 $ 1,512.3 43.5% $ 6.3 Total 324 $ 4,197.0 Oct-11 3.0 82.9 $ 3,479.9 100.0% $ 10.7 Type Count Face ($mm) Avg Broker Price (%) Broker MV ($mm) Avg Pricing Service Price (%) Pricing Service MV ($mm) Difference, Pricing Service to Broker Average # of Quotes (by MV) Agency Pass-throughs 63 $ 1,709.6 105.3 $ 1,800.2 105.7 $ 1,807.5 0.40% 2.5 Agency Derivatives 19 603.5 10.6 64.1 10.5 63.7 -0.69% 1.1 Agency Derivatives—TBAs 1 100.0 103.2 103.2 103.4 103.4 0.17% 2.0 Agency Sub-Total 83 $ 2,413.1 81.5 $ 1,967.6 81.8 $ 1,974.6 0.36% 2.4 Non-Agency RMBS 220 1,395.9 85.8 1,197.2 86.0 1,200.9 0.31% 1.4 SBO IOs 1 27.5 10.6 2.9 10.5 2.9 -1.18% 1.0 SBCMBS 7 76.3 84.7 64.6 84.4 64.4 -0.40% 1.0 STACR 6 48.5 97.3 47.2 96.9 47.0 -0.45% 3.1 CAS 3 55.3 93.0 51.4 92.7 51.3 -0.31% 2.8 Non-Agency Securitization 4 180.4 82.6 148.9 83.5 150.5 1.10% 1.0 Non-Agency Sub-Total 241 $ 1,783.9 84.8 $ 1,512.3 85.0 $ 1,517.0 0.31% 1.4 Total 324 $ 4,197.0 82.9 $ 3,479.9 83.2 $ 3,491.6 0.34% 2.0 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

AMY Broker Quote & Pricing Vendor Volumes AMY Portfolio Overview 13 AMY generally receives more quotes on relatively liquid Agency Pass-throughs, STACR, and CAS assets Two largest sources for quotes are Broker-Dealer 1 and Broker-Dealer 2, both of which primarily provide quotes on Agency Pass-throughs Broker-Dealer 1 is a non-bank broker-dealer with specific trading expertise in Agencies Broker-Dealers 2, 3, 4 and 5 are large, money center banks with active fixed income trading desks MV Quoted per Broker, All Types Note: adds to more than total MV since many assets have multiple quotes Number of Quotes by Type (by MV) Source: AMY pricing file as of December 31, 2015 Note: Weighted averages are weighted by market value 0% 20% 40% 60% 80% 100% Agency Passthroughs Agency Derivatives Agency Derivatives— TBAs Non-Agency RMBS SBO IOs SBCMBS STACR CAS Non-Agency Securitization All Types 5 Quotes 4 Quotes 3 Quotes 2 Quotes 1 Quote $ 1,922mm $ 1,869mm $ 843mm $ 496mm $ 494mm $ 1,320mm B-D 1 B-D 2 B-D 3 B-D 4 B-D 5 Other PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Pricing Service vs. Broker Quotes AMY Portfolio Overview 14 ? The chart below shows the difference between the third-party pricing service prices and the average of broker quotes, by asset type, grouped into ranges ? Ranges are negative (e.g., -1.0% to -0.5%, in red) when the pricing service price is lower than the average of broker quotes ? Note that each range is not the same width from maximum to minimum Source: AMY pricing file as of December 31, 2015 Note: Weighted averages are weighted by market value 0% 20% 40% 60% 80% 100% Agency Pass-throughs Non-Agency RMBS All Types &gt;= 3.0% 1.0% to 3.0% 0.5% to 1.0% 0.0% to 0.5% -0.5% to 0.0% -1.0% to -0.5% -3.0% to -1.0% &lt; -3.0% Difference Between Pricing Service and Average Broker Quote by Type (by MV) 80% between +/- 0.5% 47% between +/- 1.0% 65% between +/- 2.0% 77% between +/- 3.0% PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Agency Pass-Through Sell Price vs. Prior Daily Price AMY Portfolio Overview 15 The scatter chart below shows the percentage changes from any Agency Pass-throughs prior day-end approximate price to the price that bonds were sold during that month from May through November 2015 The prior day-end approximate price was determined by: Calculating the percentage change in the price provided by the pricing service from the prior month-end to the price provided by the pricing service for the day prior to the trade, and Applying this percentage change to the prior month-ends final mark Negative numbers represent bonds that sold for less than their prior day-end price, while positive numbers represent bonds that sold for more than their prior day-end price Each bubble represents a trade, with the size of the bubble illustratively representing the trade market value (MV) All of the bubbles on the chart represent approximately $900 million of aggregate trade MV The line shows the average difference for each month, weighted by trade MV; the overall average difference was 0.06% markup Agency Pass-Throughs Prior Day-End Approximate Price to Sell Price Movement (by Trade MV) Source: AMY pricing files as of each month-end from April 30, 2015 through December 31, 2015; pricing service daily pricing emails Note: Some trades not included in month-end PM summary are excluded from these figures; no non-TBA securities were sold in December 2015 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Other Securities Sell Price vs. Prior Daily Price AMY Portfolio Overview 16 The scatter chart below shows the percentage changes from any security other than Agency Pass-throughs prior day-end approximate price to the price that the bonds were sold during that month from May through November 2015 Non-Agency RMBS, Agency Derivatives, STACR, and CAS securities are included; TBAs are excluded The prior day-end approximate price was determined using the methodology on the previous slide Negative numbers represent bonds that sold for less than their prior day-end price, while positive numbers represent bonds that sold for more than their prior day-end price Each bubble represents a trade, with the size of the bubble illustratively representing the trade market value (MV) All of the bubbles on the chart represent approximately $270 million of aggregate trade MV The line shows the average difference for each month, weighted by trade MV; the overall average difference was 0.69% markup Other Securities Prior Day-End Approximate Price to Sell Price Movement (by Trade MV) Source: AMY pricing files as of each month-end from April 30, 2015 through December 31, 2015; pricing service daily pricing emails Note: Some trades not included in month-end PM summary are excluded from these figures; no non-TBA securities were sold in December 2015 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Preliminary AMY Financial Analysis PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

Summary Liquidation Bridge High Value Case Liquidation Preliminary AMY Financial Analysis 18 Source: ARROW Management (1) Excludes any termination fee that may be payable upon termination / transfer of management agreement 100.0% (1.3%) 97.2% (4.3%) 93.0% Preliminary Materials (Jan. 21, 2016) (1.5%) (1) 1.3% 1.4% 4.6% 100.0% 97.3% 92.7% 80.0% 82.0% 84.0% 86.0% 88.0% 90.0% 92.0% 94.0% 96.0% 98.0% 100.0% Book Value of Common Equity (12/31/15) Liquidation Costs of Assets and Liabilities, excluding ATLAS assets Discount on ATLAS Assets Est. Liquidation Value before Adjustments / Expenses Transaction-Related Adjustments / Expenses Est. Net Liquidation Value PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Summary Liquidation Bridge Low Value Case Liquidation Preliminary AMY Financial Analysis 19 100.0% (3.2%) (1.5%) 95.3% (5.8%) 89.6% Source: ARROW Management (1) Excludes any termination fee that may be payable upon termination / transfer of management agreement Preliminary Materials (Jan. 21, 2016) 3.3% 1.4% 6.2% 100.0% 95.3% 89.1% 80.0% 82.0% 84.0% 86.0% 88.0% 90.0% 92.0% 94.0% 96.0% 98.0% 100.0% Book Value of Common Equity (12/31/15) Liquidation Costs of Assets and Liabilities, excluding ATLAS assets Discount on ATLAS Assets Est. Liquidation Value before Adjustments / Expenses Transaction-Related Adjustments / Expenses Est. Net Liquidation Value (1) PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

$14.62 $15.20 $14.00 $14.40 $14.80 $15.20 $15.60 $16.00 $16.40 Equity Value Per Share ($) Preliminary AMY Financial Analysis Multiple of Book Value and Implied Equity Value Per Share Preliminary AMY Financial Analysis 20 Estimated Net Liquidation Value (Equity Value Per Share) 0.8775x Reflects AMY financial analysis based on ARROW managements estimated net liquidation value of AMY, pro forma for the transaction, given ARROWs plan to liquidate AMYs assets following closing Estimated Net Liquidation Value (Multiple of Book) $14.39 (2) Price / Book Value Multiple Implied Equity Value Per Share (1) Source: Public filings, AMY data room / preliminary Form 10-K, ARROW Management, SNL Financial, Capital IQ Note: Financial data as of December 31, 2015 (1) Based on AMY common book value per share of $16.40 at December 31, 2015 (subject to change as of the Pricing Date) (2) 0.8775x multiplied by $16.40 0.8915x 0.9267x 0.8500x 0.8750x 0.9000x 0.9250x 0.9500x 0.9750x 1.0000x Multiple of Book (x) PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Preliminary ARROW Financial Analysis PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

0 2,000 4,000 6,000 8,000 10,000 $14.00 $16.00 $18.00 $20.00 Feb-13 May-13 Aug-13 Nov-13 Feb-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Volume (000s) Closing Stock Price ($) Historical ARROW Trading Data Overview Preliminary ARROW Financial Analysis 22 ARROW Stock Price Source: ARROW public filings, SNL Financial, Capital IQ Note: Market data as of February 19, 2016 $16.24 Current (02-19-2016) $16.24 Stock Price 3-Year 1-Year 30-Day High (intraday) $18.28 $18.25 $16.44 Mean 16.63 16.84 15.66 Low (intraday) 12.92 12.92 13.80 Avg. Daily Volume 415,054 547,061 718,833 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 0.86x 0.90x 0.94x 0.98x 1.02x 1.06x 1.10x ARROW Historical Trading Data Overview (cont) Preliminary ARROW Financial Analysis 23 ARROW LTM Dividend Yield (%) (2) ARROW LTM Price / Book Value (1) 1.00x 11.3% Source: ARROW public filings, SNL Financial, Capital IQ Note: Financial data as of December 31, 2015; market data as of February 19, 2016 (1) Closing price / reported common book value per share (2) Latest dividend per share annualized / last closing price Current Price / Book (02-19-2016) 1.00x Price / Book 3-Year 1-Year High (intraday) 1.12x 1.12x Mean 1.02 1.03 Low (intraday) 0.79 0.79 Current Div. Yield (02-19-2016) 11.3% Dividend Yield 3-Year 1-Year High 12.2% 12.2% Mean 10.0% 10.5% Low 8.8% 9.6% PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

11.3% 10.9% 10.2% 10.0% 11.2% 13.8% 9.6% 10.4% 0.0% 5.0% 10.0% 15.0% 20.0% ARROW STWD BXMT CLNY LADR CYS ABR ACRE 1.00x 1.00x 0.91x 0.80x 0.76x 0.81x 0.67x 0.67x 0.00x 0.50x 1.00x 1.50x ARROW STWD BXMT CLNY LADR CYS ABR ACRE Price / Book and Dividend Yields Selected Commercial Mortgage REITs Preliminary ARROW Financial Analysis 24 Price / Book Value (1) Tier 1 Tier 2 Tier 1 Tier 2 Dividend Yield (2) Source: Public filings, SNL Financial, Capital IQ Note: Financial data as of most recent date publicly available; market data as of February 19, 2016 (1) Price per share / most recent reported common book value per share (2) Latest dividend per share annualized / last closing price Averages Tier 1 0.96x Tier 1 & 2 0.80x Averages Tier 1 10.6% Tier 1 & 2 10.9% PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Selected Research Analyst Estimates Preliminary ARROW Financial Analysis 25 Selected Research Analyst ARROW Ratings and Price Per Share Targets (1) Source: Thomson One Note: NA means not publicly available (1) Reflects 2016E expected diluted shares outstanding (2) Operating income is either defined as Core Income or Operating Income in research analyst reports and is adjusted for selected non-cash charges 2016E Analyst Date of Report Opening Price on Date of Report View Target Price Per Share Operating Income Per Share (2) Dividends Per Share Common Book Value Per Share Richard Shane J.P. Morgan Securities 2/17/2016 $15.84 Neutral $15.00 $2.00 NA $16.46 Ross L. Smotrich Barclays Research 2/16/2016 15.54 Neutral 17.00 1.99 $1.88 16.44 Steven C. DeLaney JMP Securities 2/12/2016 15.36 Outperform 17.00 2.10 1.84 16.32 Jason Arnold, CFA RBC Capital Markets 2/11/2016 15.62 Outperform 18.00 2.14 1.88 16.62 Low $15.36 $15.00 $1.99 $1.84 $16.32 Mean 15.59 16.75 2.06 1.87 16.46 Median 15.58 17.00 2.05 1.88 16.45 High 15.84 18.00 2.14 1.88 16.62 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Potential Pro Forma Financial Impact PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

Illustrative Simultaneous Upon Closing Post-Closing ARROW Acquisition of AMY $ millions Reported 12/31/2015 ATLAS Acquisition Financing Pro Forma ARROW #1 ARROW Acquired Assets & Liabilities Cash & Equity Consideration ATLAS Proposed Purchase of Select Non- Agency Pro Forma ARROW #2 Liquidation of AMY Net Assets Pro Forma ARROW #3 Total cash $97.5 $200.0 $297.5 $203.8 ($247.7) $42.4 $296.1 $201.2 $497.3 AMY Investments Residential mortgage-backed securities 3,061.6 (1,197.2) 1,864.4 (1,864.4)— SBO IOs 2.9—2.9 (2.9)— SBCMBS 64.6 (64.6) —— STACR 47.2—47.2 (47.2)— CAS 51.4—51.4 (51.4)— Securitized mortgage loans 167.6 167.6 (167.6)— Seller financing 45.2—45.2 (45.2)— Existing ARROW Investments Other investment securities 646.3 646.3 646.3 646.3 Loans 1,925.7 1,925.7 1,925.7 1,925.7 Other investments 22.6 22.6 22.6 22.6 Total investments $2,594.6 $0.0 $2,594.6 $3,440.6 $0.0 ($1,261.8) $4,773.4 ($2,178.8) $2,594.6 Purchase accounting adjustment (2) (64.0) 7.3 (56.7) 56.7 0.0 Other assets 27.8 27.8 18.6 46.4 (18.6) 27.8 Total assets $2,719.9 $200.0 $2,919.9 $3,599.0 ($247.7) ($1,212.2) $5,059.1 ($1,939.5) $3,119.7 Borrowings under repurchase agreements $925.8 $925.8 $2,898.3 ($1,012.2) $2,811.9 ($1,886.1) $925.8 Acquisition financing 200.0 200.0 (200.0) — Convertible notes 248.2 248.2 248.2 248.2 Other borrowings 118.2 118.2 19.0 137.2 (19.0) 118.2 Other liabilities 52.4 52.4 50.9 103.2 (50.9) 52.4 Total liabilities $1,344.5 $200.0 $1,544.5 $2,968.2 $0.0 ($1,212.2) $3,300.5 ($1,956.0) $1,344.5 Preferred stock (3) 286.3 286.3 172.5 458.8 458.8 Common equity 1,089.2 1,089.2 210.7 1,299.9 16.5 1,316.4 Total equity $1,375.4 $0.0 $1,375.4 $0.0 $383.2 $0.0 $1,758.6 $16.5 $1,775.1 Total liabilities and equity $2,719.9 $200.0 $2,919.9 $2,968.2 $383.2 ($1,212.2) $5,059.1 ($1,939.5) $3,119.7 Equity / assets 50.6% 47.1% 34.8% 56.9% Shares Outstanding 67.2 67.2 13.0 80.2 80.2 BVPS $16.21 $16.21 $16.21 $16.41 Accretion / (Dilution) 0.0% 1.3% Illustrative Pro Forma Balance Sheet Potential Pro Forma Financial Impact 27 For illustrative purposes, set forth below is ARROWs pro forma balance sheet reflecting the forward purchase agreement with ATLAS, acquisition financing, and acquisition of AMY followed by the post-closing liquidation of the remaining residential assets and redeployment of capital into ARROWs core investment strategies The transaction results in approximately $383 million of additional common and preferred capital raised (1) Source: AMY preliminary Form 10-K, ARROW preliminary Form 10-K Note: Financial data as of December 31, 2015 (1) Assumes AMY acquired at 0.8775x of common book value and net assets liquidated, after transaction expenses, at 0.9091x of common book value (midpoint of ARROW management estimated liquidation values), unless otherwise stated; transaction expenses include liquidation haircuts and other transaction related costs (2) Accounts for differences in fair value from December 31, 2015 and illustrative transaction terms (3) Assumes existing AMY preferred stock is assumed by ARROW 1 2 3 4 5 6 7 8 9 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Illustrative Pro Forma Sensitivities 28 Source: AMY preliminary Form 10-K, ARROW preliminary Form 10-K Note: Financial data as of December 31, 2015, unless otherwise noted; assumes 13.0 million shares of ARROW common stock issued in transaction (1) Assumes ARROW common stock issued at 1.0x book value of $16.21 and ARROW assumes AMY preferred stock at par value (2) Net of transaction expenses and adjustments (3) Based on $383mm total capital raise Illustrative common book value per share accretion / (dilution) estimates based on a range of potential liquidation scenarios The implied cost of the capital raise (preferred and common equity) is also sensitized against certain liquidation variables Negative percentages reflect an expense and positive percentages reflect a gain Part I Part II Potential Pro Forma Financial Impact Illustrative common book value per share accretion / (dilution) (%) 0.8775x 82.50% (2.1%) 85.00% (1.1%) 87.75% 0.0% 89.15% 0.6% 90.91% 1.3% 92.67% 2.0% Illustrative AMY net realized liquidation value (% of book value) (2) Illustrative gain (loss) / capital raised (%) (3) 0.8775x 82.50% (7.2%) 85.00% (3.7%) 87.75% 0.0% 89.15% 1.9% 90.91% 4.3% 92.67% 6.7% Illustrative gain (loss) ($mm) 0.8775x 82.50% ($27.4) 85.00% ($14.4) 87.75% $0.0 89.15% $7.3 90.91% $16.5 92.67% $25.7 Illustrative AMY net realized liquidation value (% of book value) (2) Illustrative AMY net realized liquidation value (% of book value) (2) PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Appendix Reference Materials PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

Reference Materials Implied Offer Price Premium 30 Source: SNL Financial, Capital IQ Note: Market data as of February 19, 2016 (1) Based on 0.8775x AMY common book value per share of $16.40 at December 31, 2015 (subject to change as of the Pricing Date) 19-Feb-16 ARROW Close $16.24 High $16.42 Low 16.20 VWAP 16.29 Selected AMY Trading Ranges Volume Weighted Average Price ($ per share) Implied Premium (%) High Intraday Stock Price ($ per share) Implied Premium (%) Low Intraday Stock Price ($ per share) Implied Premium (%) 7-Day $10.01 43.8% 30-Day 10.29 39.9% 90-Day 11.53 24.8% 180-Day 12.43 15.8% 14.26 0.9% 9.57 50.4% Implied Offer Price 14.39 ARROW Stock Price AMY Common Stock Trading Ranges and Respective Implied Offer Premiums (1) PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

0.60x 0.65x 0.70x 0.75x 0.80x 0.85x 0.90x 0.95x 1.00x Trading Ratio AMY / ARROW Historical Relative Trading Ratios Reference Materials 31 AMY / ARROW Trading Ratio since December 31, 2014 0.611x Source: Public filings, SNL Financial, Capital IQ Note: Market data as of February 19, 2016 AMY / ARROW Trading Ratio 2/19/2016 0.61x 2/5/2016 0.67x 1/20/2016 0.68x 1/8/2016 0.72x 12/31/2015 0.69x Average 0.84x High 0.98x Low 0.61x PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Selected Commercial Mortgage REITs ARROW Reference Materials 32 Source: Public filings, SNL financial, CapitalIQ Note: Financial data as of most recent date publicly available; market data as of February 19, 2016 As of February 19, 2016 (Dollars in millions, except per share data) P / Book Ticker Closing Stock Price Market Capitalization % of 52-week high Dividend Yield (%) Total Tang. ARROW $16.24 $1,091.3 89.0% 11.3% 1.00x 1.00x Starwood Property Trust, Inc. STWD $17.63 $4,190.2 71.1% 10.9% 1.00x 1.09x Blackstone Mortgage Trust, Inc. BXMT 24.21 2,274.0 76.1 10.2 0.91 0.91 High 76.1% 10.9% 1.00x 1.09x Mean 73.6 10.6 0.96 1.00 Median 73.6 10.6 0.96 1.00 Low 71.1 10.2 0.91 0.91 Colony Capital, Inc. CLNY $16.00 $1,795.8 59.1% 10.0% 0.80x 1.40x CYS Investments, Inc. CYS 7.54 1,144.3 81.1 13.8 0.81 0.81 Ladder Capital Corp LADR 10.40 1,137.2 54.1 11.2 0.76 0.82 Arbor Realty Trust, Inc. ABR 6.26 319.0 85.2 9.6 0.67 0.67 Ares Commercial Real Estate Corporation ACRE 9.57 273.8 72.6 10.4 0.67 0.67 High 85.2% 13.8% 1.00x 1.40x Mean 71.3 10.9 0.80 0.91 Median 72.6 10.4 0.80 0.82 Low 54.1 9.6 0.67 0.67 PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

$12.00 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Sep-09 May-10 Jan-11 Sep-11 May-12 Jan-13 Sep-13 May-14 Jan-15 Sep-15 ARROW Historical Capital Raise Activity 33 A B C D E F G I H A B C D E F G H I September 22, 2010 Common Equity 6.9 million shares $15.12/sh (net) June 29, 2011 Common Equity 3.0 million shares $16.06/sh (net) August 1, 2012 Preferred Equity 3.45 million shares $24.13/sh (net) 8.625% fixed October 9, 2012 Common Equity 7.4 million shares $16.77/sh (net) March 11, 2013 Common Equity 8.05 million shares $16.86/sh (net) May 6, 2014 Common Equity 9.7 million shares $16.32/sh (net) March 3, 2015 Common Equity 11.5 million shares $16.79/sh (net) September 21, 2015 Preferred Equity 8.0 million shares $24.71/sh (net) 8% fixed-tofloating September 21, 2015 Common Equity 8.824 million shares $17.00/sh (net) After Fees & Expenses Underwriting Discount (%) 4.75% 1.98% 3.15% 3.50% 3.92% 3.31% 3.44% NA NA Net Price / Book 0.82x 0.97x 0.97x 1.01x 1.03x 1.01x 1.03x 0.99x 1.04x Deal Size ($mm) $105 $49 $83 $124 $149 $159 $193 $198 $150 A B C D E F G H I Source: ARROW Management, for reference purposes only Note: NA means not applicable Reference Materials PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW HOULIHAN LOKEY

Appendix Disclaimer PRELIMINARY—SUBJECT TO FURTHER REVISION AND REVIEW

Disclaimer Disclaimer 35 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the ?materials?), are provided solely for the information of the Special Committee (the ?Committee?) of the Board of Directors (the ?Board?) of Apollo Commercial Real Estate Finance, Inc. (?ARROW? or the ?Company?) by Houlihan Lokey in connection with the Committee?s consideration of a potential transaction (the ?Transaction?) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. 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